SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Air T, Inc.

(Name of Registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than Registrant)

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Air T, Inc.
PO Box 488, Denver, NC 28037 Telephone: (828) 465-1336 • FAX: (828) 465-5281

To Our Stockholders:

Please find enclosed for your information and review, a copy of Air T, Inc.’s 2015 Annual Report, Notice and Proxy Statement for our Annual Meeting of Stockholders to be held Wednesday, August 26, 2015 accompanying proxy card and return envelope.

The accompanying Proxy Statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting. Your vote is important regardless of the number of shares you hold. To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker. You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

Stockholder matters, including a transfer of shares, missing stock certificates, or changes of address can be directed to the Company’s transfer agent at the following mailing address, email address and telephone number:

American Stock Transfer and Trust Company Operations Center 6201 15th Avenue Brooklyn, NY 11219

Email address: info@amstock.com

Telephone Number: 1-800-937-5449

If you should have a question or require an additional copy of the documents mentioned above, please contact me directly at 828-464-8741.

Sincerely,

Nick Swenson

President and Chief Executive Officer

Enclosures

AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 26, 2015

To Our Stockholders:

On behalf of the Board of Directors and management of Air T, Inc. (the “Company”), we cordially invite you to our annual meeting of stockholders. The meeting will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Wednesday, August 26, 2015 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	Elect as directors the seven nominees named in the attached proxy statement to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2016;

4.	To adopt a resolution to approve the Rights Agreement, dated as of December 15, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”); and

5.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on July 7, 2015 are entitled to notice of and to vote at the annual meeting and adjournments thereof. You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting. Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting. We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be. To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and your vote cannot be cast unless you provide instructions to your broker. You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

The 2015 Annual Report of the Company also accompanies this notice.

By Order of the Board of Directors

Nick Swenson
President and Chief Executive Officer

July 22, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Copies of this Notice, the Proxy Statement following this Notice, and the Annual Report to Stockholders that is being mailed with this Notice are available at www.airt.net/shareholderdirect.html.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Air T, Inc.

3524 Airport Road

Maiden, North Carolina 28650

Telephone (828) 464-8741

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Wednesday, August 26, 2015 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend. You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person.

All shares represented by valid proxies and not revoked before they are voted will be voted as specified. If no specification is made, proxies will be voted “FOR” electing all nominees for director listed on the proxy in Item 1, “FOR” the resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, “FOR” ratifying Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016, and “FOR” adoption of a resolution approving the Rights Agreement.

The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting. If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and the Company’s 2015 Annual Report to Stockholders are being first mailed to our stockholders on or about July 22, 2015. The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form. Our officers, directors and employees may solicit proxies personally, by telephone, mail or facsimile, or via the Internet. These individuals will not receive any additional compensation for their solicitation efforts. You may also be solicited by means of press releases issued by the Company, postings on our website, www.airt.net, and advertisements in periodicals. In addition, upon request we will reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and in obtaining voting instructions.

VOTING

Only stockholders of record at the close of business on July 7, 2015 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is                         . The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting.

How to Vote

If you are a registered shareholder, you may vote your shares by mail by completing, signing, dating and returning the enclosed proxy card or you may vote your shares in person by attending the meeting and voting your shares at the meeting. Even if you plan to attend the meeting, the Company encourages you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification to the meeting.

If you are a beneficial stockholder and your broker holds your shares in its name, your broker may provide you alternative methods of providing your voting instructions, including by Internet or telephone. This depends on the voting process of the broker through which you hold the shares. Please follow their directions carefully.

Voting of Shares Held Through Brokers

If you are a beneficial stockholder and your broker holds your shares in its name, your broker cannot vote your shares on the following matters if you do not timely provide instructions for voting your shares:

•	the election of directors and

•	the advisory vote on approval of the compensation paid to the Company’s named executive officers.

If your shares are maintained through an account with a broker, it is likely that your broker holds your shares in its name, and you should contact your broker if you are uncertain whether your broker holds your shares in its name. Shares not voted by brokers on these matters if timely voting instructions are not provided are referred to as “broker non-votes.” However, your broker may vote your shares on any other matter that may be presented to the stockholders for a vote at the meeting, including the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm and the adoption of a resolution approving the Rights Agreement, if the broker does not receive voting instructions from you.

If your broker holds your shares in its name, for you to vote those shares you must provide voting instructions to the broker through which you hold the shares. Please follow their directions carefully. If you want to vote shares held by your broker in its name at the meeting, you must request a legal proxy from your broker and present that proxy, together with proof of identification, at the meeting.

Required Voting Thresholds for Matters to be Considered at the Meeting

Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

As specified in the Rights Agreement, the Rights Agreement will be deemed approved by the stockholders if more votes are cast in favor of approval of the Rights Agreement than are cast against approval of the Rights Agreement. Accordingly, abstentions and broker non-votes will not affect the outcome of the vote to adopt a resolution approving the Rights Agreement.

Each of the other matters coming before the meeting, including the advisory votes on approval of the compensation paid to the Company’s named executive officers and the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending March 31, 2016, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote, if applicable, will have no effect on votes on these matters.

Changing Your Vote

Even after you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting. If you are a registered stockholder, you may do this by:

•	timely delivering to the Company’s Secretary, or at the meeting, a later dated signed proxy card or

•	by voting your shares in person if you attend the meeting.

Your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke it.

If your broker holds your shares in its name, you should contact your bank, broker or other nominee to find out how to revoke your proxy. If you have obtained a legal proxy from your nominee giving you the right to vote your shares, you may vote by attending the meeting and voting in person or by sending in an executed proxy with your legal proxy form.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of shares of Common Stock, par value $.25 per share, of the Company as of May 1, 2015 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of May 1, 2015	Percent of Class
AO Partners I, L.P. et al.(1) 3033 Excelsior Boulevard, Suite 560 Minneapolis, Minnesota 55416	672,948	28.3
Biglari Capital Corp. et al.(2) 17802 IH 10 West Suite 400 San Antonio, Texas 78257	338,500	14.3
FMR LLC et al.(3) 82 Devonshire Street Boston, Massachusetts 02109	244,600	10.3
Renaissance Technologies LLC et al.(4) 800 Third Avenue New York, New York 10022	135,100	5.7

(1)	Based solely on a Schedule 13D/A filed by AO Partners I, L.P. (“AO Partners Fund”), AO Partners, LLC (“AO Partners”), Nicholas J. Swenson, Groveland Capital, LLC and Groveland Hedged Credit Fund LLC dated November 7, 2014, reporting that as of such date each of AO Partners Fund and AO Partners has shared power to direct the voting of 587,121 shares and shared power to dispose of 587,500 shares, Nicholas J. Swenson has sole power to direct the voting of 42,807 shares, sole power to dispose of 42,807 shares, shared power to direct the voting of 630,141 shares and shared power to dispose of 630,141 shares, and each of Groveland Capital, LLC and Groveland Hedged Credit Fund LLC has shared power to direct the voting of 43,020 shares and shared power to dispose of 43,020 shares. Such Schedule 13D/A reports that the shares reported as beneficially owned by Mr. Swenson include 2,500 shares purchasable upon the exercise of stock options granted to him by the Company for his service on the Company’s Board of Directors. Such Schedule 13D/A further reports that AO Partners is the general partner of AO Partners Fund, that Groveland Capital, LLC is the investment advisor of Groveland Hedged Credit Fund LLC, and that Mr. Swenson is the managing member of each of AO Partners and Groveland Capital, LLC.
(2)	Based solely on a Schedule 13D filed by Biglari Capital Corp., The Lion Fund II, L.P. and Sardar Biglari on December 22, 2014, reporting that as of such date each of Biglari Capital Corp., The Lion Fund II, L.P. and Sardar Biglari has sole power to direct the voting of 338,500 shares and sole power to dispose of 338,500 shares. Such Schedule 13D reports that such shares are owned by The Lion Fund II, L.P., that Biglari Capital Corp. is the general partner of the Lion Fund II and that Sardar Biglari is the Chairman and Chief Executive Officer of Biglari Capital Corp. and has investment discretion over the securities owned by the Lion Fund II, L.P.
(3)	Based solely on a Schedule 13G/A (the “FMR Schedule 13G”) filed by FMR LLC (“FMR”), Fidelity Management & Research Company (“Fidelity Management”), Fidelity Low Priced Stock Principal All Sector Sub Portfolio (“Fidelity Fund”) and Edward C. Johnson 3d dated March 5, 2014, reporting information as of February 28, 2014 and a Schedule 13F dated February 12, 2015 of FMR reporting information as of December 31, 2014. The FMR Schedule 13G indicates that Fidelity Management, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 244,600 shares as a result of acting as investment adviser to Fidelity Fund which owns such shares. The FMR Schedule 13G further indicates that Edward C. Johnson 3d, the Chairman of FMR, and FMR, through its control of Fidelity Management, and the Fidelity Fund each has sole power to dispose of the 244,600 shares owned by the Fidelity Fund, that neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Fund, which power resides with the Fidelity Fund’s Board of Trustees and that Fidelity Management carries out the voting of the shares under written guidelines established by the Fidelity Fund’s Boards of Trustees.
(4)	Based solely on a Schedule 13G filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 12, 2015, reporting that each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation has sole power to direct the voting of 135,100 shares and sole power to dispose of 135,100 shares.

PROPOSAL 1 – ELECTION OF DIRECTORS

Under the Company’s certificate of incorporation and by-laws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. The number of directors constituting the Board of Directors is currently seven. Accordingly, up to seven directors may be elected at the annual meeting.

The following sets forth certain information with respect to the individuals who are nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting. Each of the following is currently a director of the Company. All of the incumbent directors were elected by the stockholders at the 2014 annual meeting, with the exception of Mr. Stumpf who was elected as a director by the Board of Directors in November 2014 to fill a vacancy on the Board of Directors. Mr. Stumpf had initially been recommended to the Nominating Committee of the Board of Directors by a non-management director. For each nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee should serve as a director.

Seth G. Barkett, age 31, was elected as a director of the Company in August 2013. Mr. Barkett has served as Director of Research of Groveland Capital, LLC, a hedge fund, since February 2011. From March 2010 to January 2011, Mr. Barkett served as a consultant to Vela Capital, LLC, a hedge fund. From January 2008 to February 2010, Mr. Barkett served as an associate of Storm Lake Capital, LLC, a merchant banking firm, and from July 2006 to December 2007 he served as an analyst of Resource Land Holdings, LLC, a private equity firm. In these positions, Mr. Barkett has analyzed and worked on mergers and acquisitions, divestitures, recapitalizations and corporate restructurings.

Mr. Barkett’s experience and financial analytical skills provide the Board with additional expertise in evaluating the performance of the Company’s businesses and opportunities for growth.

William R. Foudray, age 45, was elected as a director of the Company in August 2013. Mr. Foudray has served as Executive Vice President of Vantage Financial, LLC, an equipment leasing and finance company, since he co-founded that firm in August 2011. Mr. Foudray served in various executive capacities, including as Vice President of Operations, Chief Financial Officer and Executive Vice President, of Fidelity National Capital, Inc., a third-party technology leasing firm and then subsidiary of Fidelity National Financial, Inc., from 1999 until the sale of that company in 2009 to Winthrop Resources Corporation and as Vice President of Winthrop Resources Corporation, a technology leasing company, from 2009 to July 2011.

Mr. Foudray’s experience in the leasing business, including in the equipment leasing business provides the Board with valuable insight with respect to opportunities to expand leasing activities of the Company’s ground support equipment business. In addition, Mr. Foudray’s experience as an executive officer of a significant operating business and as a former chief financial officer add to the Board’s expertise in operational and financial matters.

Gary S. Kohler, age 58, was elected as a director of the Company in September 2014. Mr. Kohler has served as Chief Investment Officer, portfolio manager and Managing Partner of Blue Clay Capital Management, LLC, an investment management firm, since January 1, 2012. Mr. Kohler served as a portfolio manager and partner of Whitebox Advisors, LLC, an investment management firm, from January 2000 to December 2011. Mr. Kohler served in various capacities, including portfolio manager and Vice President, of Okabena Company, a private investment advisory firm, from 1984 to 1997.

Mr. Kohler’s experience in investing and managing investments in a wide variety of businesses during his over 25-year career in the field of investment management services is expected to provide the Board with additional depth in financial, analytical and investment expertise.

Andrew L. Osborne, age 29, was elected as a director of the Company in August 2013. Mr. Osborne has served as the Chief Executive Officer and Managing Member of Kingsbury Run Capital, LLC, an investment management firm, since January 2010. Mr. Osborne also served, from September 2010 to December 2013, as a research analyst for Akre Capital Management, LLC, an investment management firm.

Mr. Osborne’s experience in investing and managing investments in a broad range of businesses through his position with Kingsbury Run Capital, which focuses on prioritizing long-termism and compounding intrinsic value per share, provides the Board with additional financial analytical expertise.

John A. Reeves, age 48, was elected as a director of the Company in August 2013. Since October 2014, Mr. Reeves has served as the Chief Operating Officer of Silver Airways, Inc., a regional airline. Mr. Reeves retired from Aircraft Service International, Inc., a commercial aviation services company providing ground handling, fueling and airport facility services and wholly owned subsidiary of BBA Aviation plc, in May 2013. Mr. Reeves served as Senior Vice President, U.S. and Latin America Operations for Aircraft Services International from January 2009 until his retirement, as Vice President Operations and Sales, North America from October 2007 to December 2008, and as Vice President, Technical Services from 2003 to October 2007. From 1997 to 2003, Mr. Reeves served as Director, Technical Services and Procurement of Signature Flight Support, Inc., a subsidiary of BBA Aviation providing business aviation services.

Mr. Reeves’ experience as an executive in aviation and aviation services businesses, involving airline operations and ground equipment and aircraft services, provides the Board with insight into the markets and operations of the Company’s businesses which operate in similar markets or face similar challenges. In addition, the Board of Directors benefits from Mr. Reeves’ management experience, including operating responsibility for a significant business with operations in the U.S. and Latin America.

Andrew J. Stumpf, age 40, was elected as a director of the Company in November 2014. Mr. Stumpf has served as Vice President, Finance of Cadillac Casting, Inc. and 3Point Machine, Inc., automotive suppliers of metal cast and precision-machined components, since February 2010 and as a member of Storm Lake Capital, LLC, a private investment group, since October 2007. Prior to that, Mr. Stumpf served as a Vice President—Investment Banking Group of Stout Risius Advisors, LLC from February 2000 to September 2007 and as an Auditor and Certified Public Accountant with Ernst & Young, LLP from September 1998 to February 2000.

Mr. Stumpf’s experience as a chief financial officer and certified public accountant provide valuable accounting and financial expertise to the Board of Directors.

Nicholas J. Swenson, age 46, has served as a director of the Company since August 2012 and as Chairman of the Board of Directors since August 2013. In October 2013, Mr. Swenson was appointed as the interim President and Chief Executive Officer of the Company and was appointed as President and Chief Executive Officer of the Company in February 2014. Mr. Swenson is also a private investor and the founder and managing member of Groveland Capital, LLC, an investment management firm, and is also the managing member of AO Partners, LLC which is the general partner of AO Partners I, L.P., an investment fund. Prior to founding Groveland Capital, LLC in March 2009, Mr. Swenson served as a portfolio manager and partner of Whitebox Advisors, LLC, an investment management firm, since September 2001. Mr. Swenson serves as a director and Chairman of the Board of Pro-Dex, Inc. and as a director of Insignia Systems, Inc.

The Board believes that Mr. Swenson’s position as Chief Executive Officer of the Company provides the Board with unique insight regarding Company-wide issues. In addition, Mr. Swenson’s financial, analytical and investment experience and skills provides the Board of Directors with additional expertise in these areas and, as a representative of the Company’s largest stockholder, he provides additional stockholder perspectives to the Board of Directors.

The Board of Directors recommends a vote “FOR” all of the nominees listed above for election as directors (Item 1 on the enclosed proxy card).

The Board of Directors believes that the Board as a whole should encompass a range of skill and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of Directors qualify as “independent,” and only two of the seven nominees, Messrs. Swenson and Barkett, do not qualify as “independent.”

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the same person serve as Chief Executive Officer and Chairman of the Board is in the best interests of the Company’s stockholders at this time. In August 2013, immediately following the 2013 annual meeting of stockholders, Mr. Swenson, then an independent director, was elected as Chairman of the Board of Directors. On October 30, 2013, the Company’s former Chief Executive Officer resigned as an officer and director of the Company. On October 31, 2013, the Board of Directors appointed Mr. Swenson as interim Chief Executive Officer and, on February 10, 2014, the Board of Directors appointed Mr. Swenson as Chief Executive Officer.

Director Compensation

During the fiscal year ended March 31, 2015, each outside director received a director’s fee of $1,000 per month and an attendance fee of $500 paid to outside directors for each meeting of the Board of Directors or a committee thereof other than the Capital Allocation Committee, members of which do not receive monthly or attendance fees for service on that committee. Members of the Audit Committee received, in lieu of the $500 meeting fee, a monthly fee of $500, while the Chairman of the Audit Committee received a monthly fee of $2,125. Prior to its amendment following the 2013 annual meeting of stockholders, the Company’s 2005 Equity Incentive Plan (the “Plan”) provided for an award to each director who was not an employee of the Company at the time of his initial elect as a director of an option to purchase 2,500 shares of Common Stock at an exercise price equal to closing bid price per share on the date of the election. Such options vested one year after the date they were granted and expire ten years after the date they were granted. The Plan was amended after the 2013 annual meeting to cease awards of options to directors first elected after the amendment. Prior to this amendment, options were awarded under the Plan to Messrs. Swenson, Barkett, Foudray, Osborne and Reeves and such options have vested.

The following table sets forth the compensation paid to each of the Company’s non-employee directors in the fiscal year ended March 31, 2015, including a director, John J. Gioffre, whose service on the Board of Directors ended at the 2014 annual meeting of stockholders.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Seth G. Barkett	18,000	18,000
William R. Foudray	19,500	19,500
John J. Gioffre	18,125	18,125
Gary S. Kohler	9,500	9,500
Andrew L. Osborne	22,500	22,500
John A. Reeves	35,875	35,875
Andrew J. Stumpf	7,500	7,500

Committees of the Board of Directors

The Board of Directors has six standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, the Capital Allocation Committee, the Corporate Opportunity Committee and the Rights Agreement Committee.

The Audit Committee consists of Messrs. Osborne, Reeves and Stumpf, with Mr. Reeves serving as chairman. The Audit Committee met four times during the fiscal year. The authority and responsibilities of the Audit Committee are set forth in a charter adopted by the Board of Directors. A copy of the current Charter is available on the Company’s website (www.airt.net) under the Shareholder Information Section. The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent auditors to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent auditors, to review the adequacy of the Company’s system of internal accounting controls, to review and periodically discuss with the independent auditor all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent auditors prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders, to discuss with management and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the Company and the steps that have been taken to minimize such risks, and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees. The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements. In addition, the Board of Directors has determined that Andrew J. Stumpf is an “audit committee financial expert,” as that term is defined under the rules of the Securities and Exchange Commission.

The Compensation Committee consists of Messrs. Osborne, Reeves and Stumpf, with Mr. Stumpf serving as chairman. The authority and responsibilities of the Compensation Committee are set forth in a charter adopted by the Board of Directors. A copy of the current Charter is available on the Company’s website (www.airt.net) under the Shareholder Information Section. The principal functions of the Compensation Committee, included in the charter, are to evaluate, develop, approve and report to the Board regarding the Company’s overall compensation philosophy and strategy, including the balance among various components of compensation, such as base salaries, cash-based and equity-based incentive compensation, and other benefits, to determine, or recommend to the Board for its determination, the compensation, including salary, bonus, incentive and equity compensation to be paid to the Chief Executive Officer and the other executive officers, to review director fees and other compensation paid to non-employee members of the Board on a periodic basic and effect, or recommend to the Board, any changes it deems appropriate, to periodically review equity-based and other incentive plans and revise such plans, or recommend revisions or new plans to the Board, to determine and recommend to the Board for approval any performance targets and participation levels for management in any incentive plan for which such targets and levels are to be set, to review and approve all formal employment agreements with the executive officers, and to review the Company’s overall compensation policies and practices for all employees as they relate to the Company’s risk. The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s compensation committee charter requirements. The Compensation Committee did not meet during the fiscal year.

The Nominating Committee consists of Messrs. Kohler, Osborne and Stumpf, with Mr. Stumpf serving as chairman. The Nominating Committee is charged with identifying candidates for election to the Board of Directors, reviewing their skills, characteristics and experience and recommending nominees to the Board for approval, as well as recommending the functions and the membership of the committees of the Board of Directors. The charter of the Nominating Committee is available on the Company’s website (www.airt.net) under the Shareholder Information Section. The Nominating Committee met three times during the fiscal year.

The Capital Allocation Committee consists of Messrs. Barkett, Osborne and Swenson, with Mr. Swenson serving as chairman. The authority and responsibilities of the Capital Allocation Committee are set forth in a charter adopted by the Board of Directors. The Capital Allocation Committee is charged with reviewing and recommending “for” or “against” all internal and external investments, acquisitions, securities purchases or sales, mergers and general investments in excess of $100,000 (each, an “Investment”), acting as a clearinghouse for the evaluation of possible uses of excess capital, measuring and reporting on the capital required by each business unit, measuring return on capital for each business unit, seeking to inform the Board about the Company’s use of its capital resources, and seeking Investments that have the highest risk-adjusted return on capital to be made for the benefit of the Company and its stockholders. The charter provides that all proposals for Investments, will be presented to the Capital Allocation Committee for a recommendation “for” or “against” the proposal, and, although an Investment may be recommended by the Capital Allocation Committee, the Board may disapprove of the Investment.

The Corporate Opportunity Committee consists of Messrs. Osborne, Reeves and Stumpf, with Mr. Osborne serving as chairman. The authority and responsibilities of the Corporate Opportunity Committee are set forth in a charter adopted by the Board of Directors. The Corporate Opportunity Committee is charged with reviewing and either rejecting on behalf of the Company or recommending to the Board of Directors and Capital Allocation Committee that the Company consider pursuing potential investments, acquisitions or other transactions that may from time to time be identified by Mr. Swenson or any of his affiliates (collectively, the “Swenson Entities”). In evaluating each such potential investment, acquisition or transaction, the Corporate Opportunity Committee is charged with evaluating other transactions, initiatives and developments being pursued the Company or that are being considered by the Company, the resources available to the Company, the Company’s strategic objectives and such other matters as it deems appropriate.

The Rights Agreement Committee consists of Messrs. Osborne, Reeves and Stumpf, with Mr. Osborne serving as chairman. The powers and authority delegated by the Board of Directors to the Rights Agreement Committee are described in this proxy statement under the section heading “Proposal 4 – Approval of Rights Agreement—Rights Agreement Committee.”

Director Independence

The Board of Directors has determined that none of the members of the Board of Directors other than Mr. Swenson, the Company’s Chief Executive Officer, and Mr. Barkett has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of the rules of the NASDAQ Capital Market. All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional standards of independence applicable to members of an audit committee.

The Board of Directors concluded that Mr. Barkett is not independent as a result of a consulting arrangement established in October 2014 between the Company and RDA Capital Advisors, LLC. Mr. Barkett is the principal of RDA Capital Advisors, LLC and directly participates in providing the consulting services to the Company under this arrangement. The Company has engaged RDA Capital Advisors, LLC to assist the Company and its subsidiaries with respect to designated projects, including evaluating merger and acquisition opportunities, developing financial planning and analysis capabilities, evaluating investment opportunities, and providing operational and strategic advice and coordination services for a consulting fee of $5,000 per month.

Board’s Role in Risk Oversight

As discussed above, the Audit Committee assists the Board with respect to risk assessment and risk management, including monitoring significant risks or exposures of the Company and the steps that have been taken to minimize such risks. The Audit Committee is comprised entirely of independent directors. The Audit Committee is also charged with monitoring the Company’s “whistleblower hotline” which permits complaints or concerns regarding legal compliance, accounting, internal controls and auditing matters to be submitted by interested persons, including employees, confidentially and anonymously. In addition, the Compensation Committee is charged with assisting the Board in reviewing the Company’s overall compensation policies and practices for all employees as they relate to the Company’s risk. The Compensation Committee is also comprised entirely of independent directors.

Attendance of Meetings

During the fiscal year ended March 31, 2015, the Board of Directors met 12 times. Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees thereof on which such director served during such period. The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders. Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders. All current directors, other than Mr. Stumpf who was elected as a director in November 2014 to fill a vacancy, attended the 2014 annual meeting of stockholders held in September.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re-election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policymaking level in business, government, education, technology or philanthropy;

•

candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

The Nominating Committee seeks directors with experience in areas relevant to the Company’s businesses. The Nominating Committee also seeks other key attributes that are important to an effective board: integrity and high ethical standards; sound judgment; analytical skills; and the commitment to devote the necessary time and energy to the service on the Board and its Committees. The Company does not have a policy with regard to the consideration of diversity in identifying director nominees. The Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions. The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time. The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case-by-case basis.

On June 13, 2013, in connection with the resolution of a then-pending contest for the election of directors at the 2013 annual meeting of stockholders, the Company entered into an agreement (the “Settlement Agreement”) with AO Partners I, L.P. (“AO Partners”), AO Partners, LLC, Messrs. Swenson, Barkett, Foudray and Osborne and certain other individuals. The Settlement Agreement provided that the slate of directors for the 2013 annual meeting of stockholders would include Messrs. Swenson, Barkett and Osborne, who had been named by AO Partners (the “AO Partners Nominees”), John J. Gioffre, Walter Clark, who was then the Company’s Chief Executive Officer, and Mr. Reeves (the “Committee Nominees”) and one additional nominee (the “Seventh Nominee”) who would be an “independent director” under the rules of the NASDAQ Stock Market and eligible to serve on the Company’s Audit Committee, which nominee was Mr. Foudray. The Settlement Agreement provided that in the event any of those individuals ceased to serve subsequent to his election, (i) only AO Partners may fill the vacancy of an AO Partners Nominee; (ii) only the remaining Committee Nominees may fill a vacancy of a Committee Nominee; and (iii) a vacancy of the Seventh Nominee may be filled only by a candidate who is mutually agreeable to two-thirds of both the AO Partners Nominees and the Committee Nominees. The Settlement Agreement expired by its terms in April 2015.

Except for the expiration of the Settlement Agreement, there have been no changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors since the date of the Company’s proxy statement for its annual meeting of stockholders held on September 3, 2014.

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of May 1, 2015 by each director, director nominee and named executive officer of the Company (as listed in the Summary Compensation Table, below) and by all directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

		Shares and Percent of Common Stock Beneficially Owned as of May 1, 2015
Name	Position with Company	No. of Shares (1)		Percent
Seth G. Barkett	Director	2,500	(2)	*
William R. Foudray	Director	5,000		*
Gary S. Kohler	Nominee	43,595	(2)(3)	1.8%
Andrew L. Osborne	Director	5,992		*
Candice L. Otey	Vice President-Finance, Chief Financial Officer, Secretary and Treasurer	—		*
John A. Reeves	Director	2,500		*
Cheryl. C. Sigmon	Former Vice President-Finance, Chief Financial Officer, Secretary and Treasurer	—		*
William H. Simpson	Former Executive Vice President	—		*
Andrew J. Stumpf	Director	—		*
Nicholas J. Swenson	President, Chief Executive Officer and Chairman of the Board	672,948	(4)	28.3%
All directors and executive officers as a group (8 persons)		732,535		30.7%

*	Less than one percent.
(1)	Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Foudray, 2,500 shares; Mr. Osborne, 2,500 shares; Mr. Reeves, 2,500 shares; Mr. Swenson, 2,500 shares; and all directors and executive officers as a group, 10,000 shares.
(2)	Each of Messrs. Barkett and Kohler directly hold minority limited partnership interests in AO Partners I, L.P., but such interests do not confer power to vote or divest the shares of the Company’s Common Stock held by AO Partners, I, L.P. Accordingly, neither of Messrs. Barkett or Kohler beneficially owns any of the Company’s Common Stock held by AO Partners I, L.P.

(3)	Includes 43,595 shares held by investment funds managed by Blue Clay Capital Management, LLC, an investment management firm. Mr. Kohler serves as Chief Investment Officer, portfolio manager and Managing Partner of Blue Clay Capital Management, LLC and in such capacity has the power to direct the voting and disposition of such shares. Mr. Kohler disclaims beneficial ownership of the 43,595 shares held by Blue Clay Capital Management, LLC.
(4)	Includes 587,121 shares held by AO Partners I, L.P. and 43,020 shares held by Groveland Hedged Credit Fund LLC. Mr. Swenson is the managing member of AO Partners, LLC, which is the general partner of AO Partners I, L.P., and the managing member of Groveland Capital, LLC, which is the investment advisor of Groveland Hedged Credit Fund LLC.

EXECUTIVE OFFICERS

The executive officers of the Company are Nicholas J. Swenson and Candice L. Otey. Biographical information regarding Mr. Swenson is included in “Proposal 1 – Election of Directors.”

Ms. Otey, age 32, has served as the Company’s Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since November 2014. Ms. Otey served as Controller of the Company from July 2014 to November 2014 and as Tax Manager of the Company from May 2014 to July 2014. Prior to joining the Company, Ms. Otey served as Senior Tax Associate of Time Warner Cable from January 2012 to May 2014 and as Senior Tax Associate of KPMG LLP from July 2008 to January 2012. Ms. Otey is a Certified Public Accountant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2015 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements, except that Gary S. Kohler, Cheryl C. Sigmon and Candice L. Otey were each several days late in filing an initial report on Form 3 and Mr. Barkett was several days late in filing a Form 4 to report his exercise of options to acquire 2,500 shares awarded to him by the Company in connection with his election as a director.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders with the opportunity to cast an advisory vote on compensation to the executive officers named in the Summary Compensation Table as reported in this proxy statement. Accordingly, the following resolution will be presented to the stockholders at the annual meeting:

“Resolved, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2015 annual meeting of stockholders.”

This vote is nonbinding on the company. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions. The Company’s named executive officers are those officers listed in the Summary Compensation Table appearing in this proxy statement, who are:

•	Nicholas J. Swenson, Chief Executive Officer;

•	Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer;

•	William H. Simpson, Former Executive Vice President; and

•	Cheryl C. Sigmon, Former Vice President-Finance, Chief Financial Officer, Secretary and Treasurer.

The Board of Directors recommends a vote “FOR” the adoption of the resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement (Item 2 on the enclosed proxy card).

The objectives of the Company’s compensation plan for its executive officers (other than Mr. Swenson) is to offer incentives for superior performance and to provide compensation in amounts and in forms that are sufficient to attract and retain management personnel capable of effectively managing the Company’s businesses.

The compensation of Mr. Swenson is, at his request, limited to an annual salary of $50,000. Mr. Swenson does not participate in any bonus or equity compensation plans and also does not participate in any employee benefit plan.

The compensation of the executive officers is determined by the Compensation Committee under authority delegated to it by the Board of Directors. The Compensation Committee consults with the Chief Executive Officer in evaluating and setting the compensation of the other executive officers.

The elements of the total compensation paid to executives, other than Mr. Swenson, under the Company’s policy are:

•	base salary,

•	annual cash incentive, and

•	retirement, health and welfare and other benefits.

The Company has paid modest levels of compensation.

Base Salary

Base salaries are not linked to the performance of the Company and are intended to provide the executive officers a relatively secure baseline level of compensation. The Compensation Committee periodically reviews base salary levels and adjusts base salaries as deemed necessary, but not necessarily annually. During the review and adjustment process, the Compensation Committee considers:

•	individual performance;

•	recommendations of the Chief Executive Officer with respect to the base salaries of other executive officers;

•	the duties and responsibilities of each executive officer position;

•	their current compensation level;

•	the relationship of executive officer pay to the base salaries of senior officers and other employees of the Company; and

•	whether the base salary levels are competitive.

At Mr. Swenson’s request, the Compensation Committee set his annual salary rate, which commenced on April 1, 2014, at a below-market rate of $50,000.

Annual Incentive Compensation

The named executive officers are eligible to receive annual incentive compensation based the Company’s overall financial performance and a subjective evaluation of individual performance. At Mr. Swenson’s request, he does not receive any annual incentive compensation. Ms. Otey and Ms. Sigmon received annual incentive compensation under this program for the performance during the fiscal year ended March 31, 2015, and because of the subjective evaluation used in determining these amounts they are reported as bonus in the accompanying Summary Compensation Table.

Under the terms of his employment agreement, Mr. Simpson was entitled to receive annual incentive compensation equal to 2% of the Company’s consolidated income before income taxes and extraordinary items. In July 2014, Mr. Simpson and the Company amended the terms of his employment agreement to provide for such payment with respect to the six months ended September 30, 2014 and to thereafter terminate that incentive compensation program. The terms of Mr. Simpson’s amended employment agreement are described in greater detail in the section of this proxy statement under the headings “Executive Officer Compensation—Employment Agreements—William H. Simpson.” The amounts paid to Mr. Simpson under this arrangement for the fiscal year ended March 31, 2015 are reported under the column heading “Non-equity Incentive Plan Compensation” in the accompanying Summary Compensation Table.

Retirement and Other Benefits

The named executive officers, other than Mr. Swenson, participate in certain employee benefit plans sponsored by the Company, which are described below.

The Company sponsors the Air T, Inc. 401(k) Plan (the “401(k) Plan”), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of substantially all of its employees, including these executive officers. The 401(k) Plan encourages saving for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the 401(k) Plan. The Company makes matching contributions to the 401(k) Plan.

These named executive officers also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees.

For the fiscal year ended March 31, 2015, Mr. Simpson and Ms. Sigmon also received an automobile allowance as well as reimbursement of certain expenses for their primary personal vehicle and limited other perquisites, and Ms. Otey received an automobile allowance.

The named executive officers do not receive better insurance programs, vacation schedules or holidays than other employees of equal employment tenure.

The Company does not maintain any non-qualified deferred compensation plans that would allow executives to elect to defer receipt (and taxation) of their base salaries, bonuses, annual incentive plan payments or other compensation.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth a summary of the compensation paid during each of the two most recent fiscal years to each individual serving as the Company’s Chief Executive Officer and to the two other most highly compensated executive officers as of March 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Nicholas J. Swenson (1) Chief Executive Officer	2015	50,000	—	—	—	—		50,000
	2014	—	—	—	—	17,000	(2)	17,000
Candice L. Otey (3)	2015	98,573	10,000	—	—	2,000	(4)	110,573
Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
William H. Simpson (5)	2015	184,038	—	64,030	—	13,278	(6)	261,346
Former Executive Vice President	2014	254,600	—	63,133	—	17,987		335,720
Cheryl C. Sigmon (7)	2015	122,090	2,500	—	—	12,326	(8)	136,916
Former Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

(1)	Mr. Swenson was appointed interim Chief Executive Officer and President on October 31, 2013 and Chief Executive Officer and President on February 10, 2014. Mr. Swenson served as an officer of the Company without compensation until April 1, 2014.
(2)	Such amount is the total of the director fees paid to Mr. Swenson in connection with his service as a director prior to his appointment as an officer of the Company.
(3)	Ms. Otey was appointed Vice President-Finance, Chief Financial Officer, Treasurer and Secretary on November 17, 2014. Ms. Otey joined the Company in May 2014 and served as Tax Manager until July 2014. From July 2014 until November 2014, Ms. Otey served as Controller.
(4)	Includes $2,000 for automobile allowance.
(5)	Mr. Simpson served as Executive Vice President of the Company until August 1, 2014, and currently serves as Chairman of the Company’s air cargo subsidiaries, Mountain Air Cargo, Inc. and CSA Air, Inc. Mr. Simpson’s salary for fiscal 2014 includes $2,500 in director fees for service on the Board of Directors of the Company. The Company ceased paying directors fees to officers serving on the Board of Directors in November 2013. Pursuant to the terms of his then-applicable employment agreement, Mr. Simpson received incentive compensation equal to two percent (2%) of the Company’s consolidated income before income taxes and extraordinary items for the fiscal year ended March 31, 2014 and for the six months ended September 30, 2014.
(6)	For fiscal 2015, includes $3,347 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $6,100 for automobile allowance, $51 for personal automobile expenses and $3,780 for country club dues.
(7)	Ms. Sigmon served as Vice President-Finance, Chief Financial Officer, Treasurer and Secretary from July 2014 until November 2014. Prior to July 2014, Ms. Sigmon served as Chief Accounting Officer and from November 2014 through the remainder of the fiscal year she served as chief financial officer of the Company’s air cargo segment, which is comprised of its Mountain Air Cargo, Inc. and CSA Air, Inc. subsidiaries.

(8)	Includes $3,931 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $5,700 for automobile allowance, and $2,695 for personal automobile expenses.

Pursuant to the Company’s 2005 Equity Incentive Plan which provided for the automatic award of options upon a non-employee’s initial election to the Board of Directors, on August 30, 2012 in connection with his election as a director, Mr. Swenson was awarded options to acquire 2,500 shares of common stock. The exercise price of these options is $8.62 per share. The options vested one year after the date of his election and expire 10 years after the date of his election.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards(1)
	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price $	Option Expiration Date
Nicholas J. Swenson	2,500	(2)	—	8.62	8/30/2022

(1)	All option awards were made under the Company’s 2005 Equity Incentive Plan. Under the terms of the plan, option awards were made without any corresponding transfer of consideration from the recipients.
(2)	Stock options vested on August 30, 2013.

Employment Agreements

Nicholas J. Swenson. On March 26, 2014, Nicholas J. Swenson and the Company entered into an Employment Agreement dated as of March 26, 2014 and effective as of April 1, 2014 providing for the terms of employment of Mr. Swenson as Chief Executive Officer and President. The employment agreement provides that Mr. Swenson’s employment can be terminated by the Company at any time, without advance notice, for any reason or for no reason. The agreement does not provide for any severance payment to Mr. Swenson upon termination of his employment by the Company. The agreement provides for an annual salary of $50,000, commencing on April 1, 2014. The agreement provides that Mr. Swenson will not participate in any bonus or equity compensation arrangement and that Mr. Swenson has declined to participate in any employee benefit plan. The agreement also includes provisions regarding confidentiality, indemnification, and a covenant not to compete for one year following termination of employment.

William H. Simpson. On July 9, 2014, the Company and certain of its subsidiaries entered into an Amended Employment Agreement with Mr. Simpson, who was then serving as Executive Vice President of the Company and an officer of certain of the Company’s subsidiaries to replace his then-existing employment agreement. Pursuant to the Amended Employment Agreement, effective August 1, 2014 Mr. Simpson’s service in those capacities ended and provides that from that date through September 16, 2016 (the “Subsequent Period”) he is to serve as Chairman of each of Company’s air cargo subsidiaries, Mountain Air Cargo, Inc. (“MAC”) and CSA Air, Inc. (“CSA”). As Chairman of MAC and CSA, Mr. Simpson is to perform such duties and responsibilities as reasonably determined from time to time by the Chief Executive Officer of the Company and/or the Boards of Directors of MAC and CSA, consistent with the expectation that he shall be working on MAC/CSA duties on average of two days per week for the first year of the Subsequent Period and 1.5 days per week for the second year of the Subsequent Period. Under the Amended Employment Agreement, on September 30, 2014 Mr. Simpson’s annual salary rate was adjusted to $100,000 and is to be further adjusted to $75,000 commencing October 1,

2015. The Amended Employment Agreement terminated the annual incentive compensation payments Mr. Simpson had been entitled to receive under his prior employment agreement and provided for payment of incentive compensation at the same rate (2% of the Company’s earnings before income taxes or extraordinary items) for the six months ended September 30, 2014. The Amended Employment Agreement also provides for the continuation of Mr. Simpson’s participation in benefit plans, continued perquisites and paid vacation, during the Subsequent Period. The Amended Employment Agreement provides for the termination of Mr. Simpson’s employment on September 30, 2016, subject to earlier termination in the event of death, permanent disability, resignation or termination by MAC and CSA with or without cause. The Amended Employment Agreement also provides for payments to permit Mr. Simpson to continue health insurance coverage for himself and his dependents following a termination of employment through April 30, 2017. The Amended Employment Agreement also provides for severance of $50,000 to be paid over six months in the event MAC and CSA terminate Mr. Simpson’s employment without cause prior to September 30, 2016.

401(k) Plan. The Company sponsors the Air T, Inc. 401(k) Plan (the “401(k) Plan”), a tax-qualified Internal Revenue Code Section 401(k) retirement savings plan, for the benefit of substantially all of its employees, including its executive officers. The 401(k) Plan encourages saving for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the 401(k) Plan. Employees may participate in the 401(k) Plan after satisfying an initial period-of-service eligibility requirement. The Company makes matching contributions to the Plan. Mr. Swenson has declined participation in the 401(k) Plan.

CERTAIN TRANSACTIONS

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, John J. Gioffre, a former director of the Company, an estate whose beneficiaries included the Company’s former Chief Executive Officer and director, is a co-executor and beneficiary and another a former director), three unaffiliated third parties and a former executive officer. The facility consists of approximately 68 acres with one 3,000 foot paved runway, approximately 20,000 square feet of hangar space and approximately 12,300 square feet of office space. The operations of the Company and its Mountain Air cargo subsidiary are headquartered at this facility. The Company paid aggregate rental payments of $177,476 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2015. The lease for this facility provided for monthly rent of $14,428 through May 31, 2014 when it was scheduled to expire. In April 2014 the leased agreement was amended, increasing the monthly rent to $14,862, extending the term of the lease through January 31, 2018, and providing for three additional two-year option periods through January 31, 2024. The lease agreement provides that the Company shall be responsible for maintenance of the leased facilities and for utilities, taxes and insurance. The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes Goodman, LLP to serve as the independent registered public accounting firm for the Company and its subsidiary corporations for the fiscal year ending March 31, 2016. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

Dixon Hughes Goodman, LLP (formerly known as Dixon Hughes PLLC) has served as the independent registered public accounting firm for the Company since November 17, 2005. Representatives of Dixon Hughes Goodman, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes Goodman, LLP as independent auditors for the fiscal year ending March 31, 2016 (Item 3 on the enclosed proxy card).

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm are approved by the Audit Committee in advance. In addition, it is the Company’s practice that any invoices not covered by the annual engagement letter that are subsequently submitted by its independent registered public accounting firm are provided to the Chairman of the Audit Committee for approval prior to payment. The independent auditor, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent auditor.

Audit Fees

Fees billed to the Company by its independent registered public accounting firm, Dixon Hughes Goodman, LLP, for each of the past two fiscal years were as follows:

	2015	2014
Audit Fees(1)	$136,000	$133,000
Audit-Related Fees(2)	10,000	10,000
Tax Fees(3)	—	65,000
All Other Fees	—	—

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are provided by Dixon Hughes Goodman, LLP in connection with regulatory filings or engagements.
(2)	Audit-related fees relate to professional services rendered that are related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Audit-related fees also include fees associated with the audit of the Company’s employee benefit plan.
(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended March 31, 2015. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No.16, Communications with

Audit Committees, as adopted by the Public Company Accounting Oversight Board and currently in effect. In addition, the Audit Committee discussed with the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 for filing with the Securities and Exchange Commission.

June 4, 2015

AUDIT COMMITTEE

John A. Reeves, Chair

Andrew L. Osborne

Andrew J. Stumpf

PROPOSAL 4 – APPROVAL OF RIGHTS AGREEMENT

On December 14, 2014, the Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, which dividend was paid to stockholders of record on December 26, 2014. The Rights are governed by a Stockholder Rights Agreement dated as of December 15, 2014 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company, par value $1.00 per share (the “Preferred Shares”), at a price of $85.00 per one one-thousandth of a Preferred Share, subject to adjustment. Under the Rights Agreement, with certain exceptions, if any person or group becomes the beneficial owner of 20% or more of the Company’s common stock, then each Right not beneficially owned by such beneficial owner will entitle its holder to purchase, at the Rights’ then-current exercise price, shares of the Company’s common stock having a market value of twice the Rights’ then-current exercise price. In addition, with certain exceptions, if, after any person or group has become a beneficial owner of 20% or more of the Company’s common stock, the Company becomes involved in a merger or other business combination, each Right will entitle its holder (other than such 20% or more beneficial owner) to purchase, at the Rights’ then-current exercise price, common shares of the acquiring company having a value of twice the Rights’ then-current exercise price. The Rights Agreement includes a limited “grandfathering” provision for stockholders who beneficially owned 20% or more of the outstanding shares on the date the Rights Agreement was adopted—a person that beneficially owned 20% or more of the outstanding shares of common stock on December 15, 2014 is excepted from the foregoing provisions if and only for so long as the shares of common stock that are beneficially owned by such person do not exceed the number of shares which are beneficially owned by such person on December 15, 2014 plus any additional shares representing not more than 1% of the shares of common stock then outstanding. The Rights Agreement is described in greater detail below. See “— Description of the Rights Agreement.”

The Rights Agreement provides that the Rights will expire at the final adjournment of the 2015 annual meeting if the proposal to approve the Rights Agreement has not been approved by the stockholders by a vote in which more votes are cast in favor of the proposal than are cast against the proposal. If the stockholders vote at the 2015 annual meeting to approve the Rights Agreement, the Rights will expire on December 26, 2017, though they may be redeemed by the Company at an earlier date.

Background of the Adoption of the Rights Agreement

On November 21, 2014, Groveland Master Fund Ltd. submitted to Biglari Holdings Inc. (“Biglari Holdings”) notice of its intention to nominate for election as directors at Biglari Holdings’ 2015 annual meeting of shareholders Nicholas J. Swenson, Seth G. Barkett, Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley. Mr. Swenson, as the managing member of the entity that is the managing member of the sole stockholder of Groveland Master Fund Ltd., controls Groveland Master Fund Ltd. The notice included biographical information for Mr. Swenson and Mr. Barkett, including that Mr. Swenson was the Chief Executive Officer and Chairman of the Company and a director of Insignia Systems, Inc. and that Mr. Barkett was a director of the Company. The notice was included in a Schedule 14A filing with the Securities and Exchange Commission made on November 21, 2014 by Groveland Master Fund Ltd., its sole stockholder, the managing member of its sole stockholder and the six nominees listed above. At the time Groveland Master Fund Ltd. submitted this notice, the board of directors of Biglari Holdings was comprised of six individuals, including Sardar Biglari, Biglari Holdings’ Chairman of the Board and Chief Executive Officer.

During the first two weeks of December 2014, the trading price of the Company’s common stock increased significantly on higher than average trading volume, though the Company had announced no development since the filing of a Form 8-K with the Securities and Exchange Commission on November 17, 2014 regarding the transition of the office of Chief Financial Officer. In that same period, the trading prices for the common stock of Insignia Systems, Inc. also increased substantially on trading volume significantly higher than average. At that time, the Company owned approximately 10.7% of the outstanding shares of common stock of Insignia Systems, Inc.

On December 11, 2014, the Company’s Board of Directors met to discuss the unusual trading activity in the Company’s common stock, the possibility that such activity represented a rapid accumulation of the Company’s shares by a person or group, the unusual trading activity in the common stock of Insignia Systems, Inc. and the potential impact on the Company’s investment in that company, the notice of intention to nominate directors submitted by Groveland Master Fund Ltd. to Biglari Holdings on November 21, 2014, and related matters, as well as the potential adoption of a stockholders rights agreement.

On December 14, 2014, the Company’s Board of Directors unanimously approved the adoption of the Rights Agreement and declared a dividend of one Right for each outstanding share of common stock payable on December 26, 2014. On December 15, 2014, the Company entered into the Rights Agreement and issued a press release and filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the adoption of the Rights Agreement and the declaration of a dividend of one Right for each outstanding share of common stock.

On December 22, 2014, Sardar Biglari, Biglari Capital Corp. and The Lion Fund II, L.P. (the “Biglari Group”) filed a Schedule 13D with the Securities and Exchange Commission reporting beneficial ownership by the Biglari Group of 338,500 shares of the Company’s common stock (or 14.4% of the outstanding shares). The Biglari Group’s Schedule 13D reported that it had begun accumulating shares of the Company’s common stock on December 8, 2014.

Also on December 22, 2014, the Biglari Group filed a Schedule 13D with the Securities and Exchange Commission reporting beneficial ownership by the Biglari Group of 2,313,200 shares of the common stock of Insignia Systems Inc. (or 18.8% of the outstanding shares), indicating that it had begun accumulating these shares on December 1, 2014.

Rights Agreement Committee

In April 2015, the Board of Directors established a Rights Agreement Committee which consists of Messrs. Osborne, Reeves and Stumpf, each of whom is an independent, disinterested director. The Rights Agreement Committee was delegated the authority:

•	to review the Rights Agreement and to determine whether the Rights Agreement, or any specific provisions thereof, continue to be in the best interest of the Company and all of its stockholders;

•

to consider and evaluate whether any amendment, supplement or modification to the Rights Agreement or a redemption of the Rights is necessary, appropriate or advisable and in the best interests of the Company and all of its stockholders, and to effect any amendment or modification of or supplement to the Rights Agreement, or to propose or recommend to the Board of Directors or to stockholders any such amendment, modification or supplement, subject to the terms of the Rights Agreement;

•	to interpret any provision of the Rights Agreement or the application thereof to any set of facts and circumstances;

•

to consider and evaluate the impact of the Rights Agreement on the Company and its stockholders and to determine whether, or in its discretion to make a recommendation to the Board of Directors with respect whether, the Company should seek approval of the Rights Agreement by the Company’s stockholders at the 2015 annual meeting of stockholders, including whether such proposal is to be included on the agenda for such annual meeting and the recommendation to be made to the stockholders whether to vote to approve such proposal;

•

if a proposal that the stockholders approve the Rights Agreement is to be included on the agenda for 2015 annual meeting of stockholders, to prepare and review such portions of the Company’s proxy statement and other materials soliciting proxies on behalf of the Board of Directors to be voted at such meeting with respect to such proposal (or to direct and oversee the preparation thereof and to give all approvals or consents required in connection with the foregoing);

•

to engage such counsel, proxy solicitors, advisors and other firms as deemed appropriate by the Rights Agreement Committee to assist it, and to enter into agreements or contracts regarding the retention of such counsel, proxy solicitors, advisors and other firms on such terms as the Rights Agreement Committee shall approve; and

•	to administer the Rights Agreement in all other respects and to make all other determinations and authorize all other actions under the Rights Agreement.

The Rights Agreement Committee engaged Richards, Layton & Finger, P.A., a Delaware law firm of national reputation which did not have a prior relationship with the Company, the Biglari Group or AO Partners, to assist it in evaluating whether the Company should seek approval of the Rights Agreement by the Company’s stockholders at the 2015 annual meeting of stockholders. Following its consideration and evaluation of the impact of the Rights Agreement on the Company and its stockholders, the Rights Agreement Committee unanimously recommended to the Board of Directors that the Company seek approval of the Rights Agreement by the stockholders at the 2015 annual meeting and that the Board of Directors recommend that the stockholders vote “FOR” approval of the Rights Agreement.

Approval of the Rights Agreement

The Board of Directors approved the Rights Agreement because the Rights Agreement is designed to protect against potential coercive or abusive takeover techniques and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize full and fair value on their investment. The Rights Agreement, which was adopted following evaluation and consultation by the Board of Directors with outside legal, is similar to agreements adopted by numerous publicly traded companies. The Rights Agreement is intended to deter, among other potentially abusive takeover techniques, a creeping takeover of the Company, in which an investor acquires a controlling interest in the Company’s shares in market or private transactions and does not offer or pay to the stockholders the premium price associated with obtaining control—that is, the amount that a buyer is usually willing to pay over the current market price of a publicly traded company to obtain control of the company. In such a situation, the Rights Agreement enables the Board of Directors to negotiate an acquisition price available to all stockholders that reflects an appropriate control premium and to deter an effort to obtain control that does not offer the stockholders full value for control.

The Rights Agreement includes provisions, commonly referred to as a “chewable feature,” that would make certain fully-financed offers to acquire all of the outstanding shares eligible for exemption from the operation of the Rights Agreement under certain conditions. In the event the Company receives such an offer, and within a 90-business day evaluation period, the Board does not either redeem the outstanding Rights, exempt the offer from the terms of the Rights Agreement or call a special meeting of stockholders to vote on whether to exempt the offer, then holders of at least 10% of the Company’s common stock (excluding shares beneficially owned by the offeror and its affiliates and associates) may request that the Board call a special meeting of the stockholders for the purpose of holding a vote to exempt the offer. The Rights Agreement further provides that, if the Board fails to call the requested special meeting of stockholders within a specified period, the offer is deemed to be exempted from the Rights Agreement. Accordingly, the Rights Agreement permits stockholders the opportunity to vote to determine whether qualified offers to acquire all of the outstanding shares may proceed if the Board does not act to exempt that offer from the Rights Agreement. See “— Description of the Rights Agreement — ‘Chewable’ Feature.”

In addition, the Rights Agreement Committee, which is composed of independent, disinterested directors, has been delegated the authority to interpret any provision of the Rights Agreement or the application thereof to any set of facts and circumstances and to administer the Rights Agreement in all other respects and to make all other determinations and authorize all other actions under the Rights Agreement, including effecting any amendment or modification of or supplement to the Rights Agreement.

Because the Rights Agreement is designed to deter potentially abusive takeover techniques, including a creeping takeover of the Company that does not offer the stockholders full value for control, and also permits stockholders the opportunity to exempt qualified offers from the Rights Agreement, the Board of Directors believes that maintaining the Rights Agreement is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the proposal to approve the Rights Agreement (Item 4 on the enclosed proxy card).

Description of the Right Agreement

The following summarizes the material terms of the Rights Agreement, which governs the terms of the Rights. The Rights Agreement was filed by the Company as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 15, 2014 and is available at SEC’s website, http://www.sec.gov.

Distribution Date; Exercisability

The Rights are initially evidenced by the certificates evidencing shares of Company common stock (“Common Shares”) or book-entries representing uncertificated shares until the earlier (the “Distribution Date”) of: (i) the close of business on the date that is ten calendar days after the first date (the “Share Acquisition Date”) of public announcement that a person (other than the Company, a subsidiary or employee benefit or stock ownership plan of the Company or any of its affiliates or associates or an exempt person (as defined below)), together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding Common Shares (any such person being hereinafter called an “Acquiring Person”) or (ii) the close of business on the date specified by the Board following the commencement or first public disclosure of a tender offer or exchange offer by any person (other than the Company, a subsidiary or employee benefit or stock ownership plan of the Company or any of its affiliates or associates), whether such commencement or first public disclosure occurs before or after the date of the Rights Agreement, the consummation of which would result in beneficial ownership by such person of 20% or more of the outstanding Common Shares. An exempt person means each person that beneficially owns as of the date of the Rights Agreement 20% or more of the outstanding Common Shares, except that each such person will be considered an exempt person only if and so long as the Common Shares that are beneficially owned by such person do not exceed the number of shares which are beneficially owned by such person on the date of the Rights Agreement, plus any additional Common Shares representing not more than 1% of the Common Shares then outstanding, and except that a person will cease to be an exempt person immediately at such time as such person ceases to be the beneficial owner of 20% or more of the Common Shares then outstanding.

Until the Distribution Date, the Rights may be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), any certificate or, in the case of uncertificated shares, any initial transaction statement or subsequent period statement evidencing Common Shares of the Company issued upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates evidencing Common Shares or the registration of transfer of ownership of Common Shares in the share register of the Company will also constitute the transfer of the Rights associated with such certificates.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Rights will be exercisable only after the Distribution Date.

The Preferred Shares issuable upon exercise of the Rights will not be redeemable. If issued, each outstanding Preferred Share will be entitled, in connection with the declaration of a dividend on the Common Shares, to a preferential dividend payment equal to the greater of (i) $1.00 per share and (ii) an amount equal to 1,000 times the related dividend declared per Common Share. Subject to customary anti-dilution provisions, in the event of liquidation, the holders of Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of (a) $100 per share and (b) an amount equal to 1,000 times the liquidation payment made per Common Share. Because of the nature of the Preferred Shares’ dividend, voting and liquidation rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of a Right should approximate the value of one Common Share.

“Flip-in” Event

In the event (a “Flip-in Event”) that (i) any person becomes an Acquiring Person, (ii) any Acquiring Person or any affiliate or associate of such person merges into or combines with the Company and the Company is the surviving corporation, (iii) any Acquiring Person or any affiliate or associate of such person effects certain other transactions with the Company, or (iv) during such time as there is an Acquiring Person the Company effects certain transactions, in each case as described in the Rights Agreement, then, in each such case, proper provision will be made so that from and after the occurrence of such event, each holder of a Right, other than Rights that are or were owned beneficially by an Acquiring Person or any affiliate or associate of such person (which, from and after the date of a Flip-in Event, will be null and void), will have the right to receive, upon exercise thereof at the then-current exercise price of a Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security of the Company or other assets) that at the time of such Flip-in Event have a market value of two times the exercise price of the Right.

“Flip-over” Event

In the event (a “Flip-over Event”) that, at any time after a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but all or part of the Common Shares are changed or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power, including securities creating obligations of the Company, are sold, in each case as described in the Rights Agreement, then, and in each such case, proper provision will be made so that each holder of a Right, other than Rights which have become void, will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities) of such other person that at the time of such Flip-over Event have a market value of two times the exercise price of the Right.

Exchange Feature

At any time after the earlier of the Share Acquisition Date and the Distribution Date and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than any Rights that have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

“Chewable” Feature

The Rights Agreement includes a “chewable” feature that would permit a “Qualifying Offer” eligible for exemption from the operation of the Rights Agreement under conditions described below. In general, a Qualifying Offer is a fully financed all-cash tender offer or exchange offer for any and all outstanding Common Shares that includes a commitment by the offeror to promptly consummate any second step transaction needed to acquire all remaining Common Shares for the same consideration (subject only to stockholders’ exercise of statutory appraisal rights) and that meets other requirements specified in the Rights Agreement. In the event the Company receives a Qualifying Offer, and within 90 business days of the commencement of such Qualifying Offer (the “Board Evaluation Period”), the Board has not redeemed the outstanding Rights, exempted the Qualifying Offer from the terms of the Rights Agreement or called a special meeting of stockholders to vote on whether to exempt the Qualifying Offer from the terms of the Rights Agreement, holders of at least 10% of the Common Shares (excluding shares beneficially owned by the offeror and its affiliates and associates) may request that the Board call a special meeting for this purpose. If, subject to the conditions specified in the Rights Agreement, the special meeting is not convened by the 60th business day following the last day of the Board Evaluation Period or the special meeting is convened and a majority of Common Shares outstanding as of the record date for the special meeting (excluding shares beneficially owned by the offeror and its affiliates and associates) are voted in favor of exempting the Qualifying Offer, the Qualifying Offer will be deemed exempt from the Rights Agreement.

Equitable Adjustment

The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights, options or warrants to subscribe for or purchase the Preferred Shares at a price, or securities convertible into the Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in the Preferred Shares) or subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of the Preferred Shares issuable upon exercise of each Right will be subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or a subdivision, combination or reclassification of Common Shares occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. The Company will not be required to issue fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, the Company may make a cash payment, as provided in the Rights Agreement.

Expiration

The Rights will expire on the earliest of (i) December 26, 2017, (ii) the final adjournment of the 2015 annual meeting of shareholders if a proposal to approve the Right Agreement has not been approved by a vote in which more votes are cast in favor of such proposal than are cast against such proposal, (iii) December 15, 2015 if the Company has not held its 2015 annual meeting of stockholders by such date, (iv) the time at which the Rights are redeemed, and (v) the time at which all exercisable Rights are exchanged as described above in “— Exchange Feature” (the “Expiration Date”).

Redemption of Rights

The Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”), at any time prior to the earlier of (i) the close of business on the Share Acquisition Date and (ii) the close of business on the Expiration Date. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Rights

Prior to the time at which the Rights cease to be redeemable, the Rights Agreement may be amended by the Company without the approval of any holders of Rights, including amendments that increase or decrease the Purchase Price, that add other events requiring adjustment to the Purchase Price payable and the number of the Preferred Shares or other securities issuable upon the exercise of the Rights or that modify procedures relating to the redemption of the Rights, except that no amendment may be made that decreases the stated Redemption Price to an amount less than $0.01 per Right.

Miscellaneous

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends. The Board will have the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company therein, or as may be necessary or advisable in the administration of the Rights Agreement, including without limitation the right and power to interpret the provisions of the Rights Agreement and to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including any determination to redeem or not redeem the Rights or to amend or not amend the Rights Agreement).

Certain Anti-Takeover Effects

The Rights Agreement may have the effect of deterring unsolicited takeover proposals, as the Rights would cause substantial dilution to an Acquiring Person who is not exempted from the Rights Agreement. The Rights will not prevent a takeover of the Company, but may delay attempts to gain control of the Company.

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2015 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: CORPORATE SECRETARY.

IN ADDITION, THE COMPANY HAS A DEDICATED WEBSITE AT WWW.AIRT.NET/SHAREHOLDERDIRECT.HTML WHERE IT POSTS ALL ANNUAL MEETING MATERIALS INCLUDING THE ANNUAL REPORT ON FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director. Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2016 MEETING

Proposals by stockholders intended to be presented at the 2016 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than March 23, 2016 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Company’s by-laws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director. In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Accordingly, to be considered at the 2016 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than April 28, 2016 and no later than May 28, 2016. Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal. Any stockholder desiring a copy of the Company’s by-laws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2016 will have discretion under applicable SEC rules to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than May 28, 2016 and other provisions of the applicable SEC rules are satisfied.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented at the meeting.

AIR T, INC.

July 22, 2015

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AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 26, 2015

AND

PROXY STATEMENT

July 22, 2015

AIR T, INC. ANNUAL MEETING OF STOCKHOLDERS August 26, 2015 Please sign, date and mail your proxy card in the envelope provided as soon as possible. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR ALL of the following: FOR ALL WITHHOLD ALL FOR ALL EXCEPT To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) for whom you wish to withhold your vote on the line below. 1. Election of Directors Nominees 01 Seth G. Barkett 02 William R. Foudray 03 Gary S. Kohler 04 Andrew L. Osborne 05 John A. Reeves 06 Andrew J. Stumpf 07 Nicholas J. Swenson The Board of Directors recommends you vote FOR the following proposal. FOR AGAINST ABSTAIN 2 On an advisory basis, to approve the compensation to the Company’s named executive officers as disclosed in the proxy statement: The Board of Directors recommends you vote FOR the following proposal. FOR AGAINST ABSTAIN 3 To ratify the selection of Dixon Hughes Goodman, LLP to serve as the independent registered public accounting firm for the Company The Board of Directors recommends you vote FOR the following proposal. FOR AGAINST ABSTAIN 4. To adopt a resolution to approve the Rights Agreement, dated as of December 15, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. To change the address of your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method. The undersigned revokes all proxies heretofore given by the undersigned. Signature of Stockholder Date Signature of Stockholder Date Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Copies of the Notice of Annual Meeting, the Proxy Statement and the 2015 Annual Report to Stockholders are available at www.airt.net/shareholderdirect.html.

REVOCABLE PROXY AIR T, INC. Annual Meeting of Stockholders To be held on August 26, 2015 This proxy is solicited by the Board of Directors The undersigned hereby appoints Nicholas J. Swenson and Candice L. Otey as proxies, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Air T, Inc. common stock that the undersigned is entitled to vote at, and, in their discretion, to vote upon such other business as may properly come before, the 2015 Annual Meeting of Stockholders of the Company to be held on Wednesday, August 26, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side.)